EXHIBIT 10.27

THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, PURSUANT TO ONE OR MORE EXEMPTIONS THEREFROM. THIS WARRANT MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION UNLESS THE PROVISIONS OF ARTICLE II ARE SATISFIED.

Warrant No. Series W-1

WARRANT

to Purchase Common Stock of

ENERGY SEARCH, INCORPORATED

Expiring June 23, 2004

        THIS IS TO CERTIFY THAT, for value received, SOUTHERN PRODUCER SERVICES, L.P., a Delaware limited partnership ("Southern"), or its successors or assigns, is entitled to purchase, at any time on or before 5:00 P.M. Central time, June 23, 2004 (the "Expiration Date"), at the place where the Warrant Office designated pursuant to Section 2.1 is located, at a purchase price of $6.50 per share of Common Stock (as herein defined) (such purchase price, as adjusted pursuant to the terms of this Warrant, being referred to herein as the "Exercise Price"), up to 100,000 shares (such number of shares, as adjusted as hereafter provided, being referred to herein as the "Warrant Shares") of duly authorized, validly issued, fully paid and nonassessable shares, fully registered under the Securities Act and any applicable state securities laws, of Common Stock, no par value, of the Company (the "Common Stock"), and is entitled also to exercise the other appurtenant rights, powers and privileges hereinafter set forth. This Warrant is exercisable in whole or in part. The Exercise Price and the number of Warrant Shares are subject to adjustment in accordance with Article III hereof.

        Certain terms used in this Warrant are defined in Article IV hereof.

ARTICLE I.
EXERCISE/PUT OF WARRANT

        1.1         Method of Exercise.   To exercise this Warrant in whole or in part, the holder hereof shall deliver to the Company, at the Warrant Office designated pursuant to Section 2.1 hereof, (a) a written notice in substantially the form of the Exercise Notice attached as Exhibit A hereto (the "Exercise Notice"), of such holder's election to exercise this Warrant, which shall specify the number of shares of Common Stock to be purchased, (b) payment of the aggregate Exercise Price (in the manner described below), and (c) this Warrant. Subject to Section 3.1(a)(vii), this Warrant shall be deemed to be exercised on the date when delivery of an Exercise Notice is made, and any such date is referred to herein as the "Exercise Date." Upon exercise, the Company shall promptly issue and deliver to such holder a certificate for the number of full shares of Common Stock to which such holder is entitled and, in case of an exercise of only part of this Warrant, a new Warrant of like tenor representing the right to purchase the then remaining number of Warrant Shares as to which this Warrant had not been exercised. The full amount of the Exercise Price shall be payable by the holder hereof by wire transfer or in cash by certified or cashier's check. The Person in whose name the certificate for Common Stock is to be issued shall be deemed to have become a holder of record of such Common Stock on the applicable Exercise Date. Notwithstanding the foregoing, and to the extent that Southern is the holder of the Warrant at the time the Warrant is exercised, Southern shall be entitled to apply all or part of the Obligations owed by the Company to Southern under the Credit Agreement against the payment of the Exercise Price required in connection with the exercise of this Warrant.

        1.2         Fractional Shares.   Instead of any fractional shares of Common Stock which would otherwise be issuable upon exercise of this Warrant, the Company shall issue a certificate for the next lower number of whole shares of Common Stock and the exercise price shall be reduced by the exercise price attributable to such fractional share.

ARTICLE II.
WARRANT OFFICE: TRANSFER OF WARRANTS

        2.1         Warrant Office.   The Company shall maintain an office for certain purposes specified herein (the "Warrant Office"), which office shall initially be the Company's office at 280 Fort Sanders Blvd., Suite 200, Knoxville, Tennessee 37922, and may subsequently be such other office of the Company or of any transfer agent of the Company in the continental United States as to which written notice has previously been given to the holders of this Warrant.

        2.2         Ownership of Warrant.   The Company may deem and treat the person in whose name this Warrant is registered as the holder and owner hereof (notwithstanding any notations of ownership or writing hereon made by anyone other than the Company) for all purposes and shall not be affected by any notice to the contrary, until presentation of this Warrant for registration of transfer as provided in this Article II.

        2.3         Transfer of Warrants.   The Company agrees to maintain at the Warrant Office books for the registration of this Warrant and the registration of transfers of this Warrant. Subject to the conditions set forth below, this Warrant may be transferred in whole or in part to any other Person, subject to any restrictions on transfer imposed under hereunder and the Securities Act and all applicable securities laws of any state. Any transfer, in whole or in part of this Warrant, is conditioned upon delivery to the Company, at the expense of the Warrant Holder, of an opinion of legal counsel acceptable to the Company that the proposed transfer is exempt from registration under federal and applicable state securities laws, and is otherwise consistent in all material respects with such laws. Upon (a) surrender of this Warrant together with a duly executed written assignment in the form of Exhibit B hereto, and (b) delivery to the transferee of a copy of the Credit Agreement (hereinafter defined), the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee (and in the name of the assignor if only a part hereof is transferred), and this Warrant shall promptly be canceled.

        2.4         Expenses of Delivery of Warrants.   The Company shall pay all expenses, taxes and other charges payable in connection with the Company's preparation, issuance and delivery of Warrants hereunder or Common Stock issuable upon the exercise hereof.

ARTICLE III.
ANTI-DILUTION PROVISIONS AND PREEMPTIVE RIGHTS

        3.1         Certain Adjustments.

                (a)         The Exercise Price and the number of Warrant Shares shall be subject to adjustment from time to time as follows:

                (i)         Sale of Shares Below Exercise Price.   (A) If at any time or from time to time after June 23, 1999 (the "Commitment Date"), the Company issues or sells, or is deemed by the express provisions of this paragraph 3.1(a)(i) to have issued or sold, Additional Shares of Common Stock (other than as a dividend or subdivision of Common Stock as provided in Section 3.1(a)(ii), or upon a combination of shares of Common Stock as provided in Section 3.1(a)(iii), or as a dividend or distribution of securities other than Common Stock as provided in Section 3(a)(iv)) or any right, option, warrant or convertible security (collectively "Convertible Securities"), or any right or option to purchase Convertible Securities containing the right to subscribe for, purchase or, upon the exercise or conversion thereof (including the exercise of any Convertible Securities underlying any right or option described above), to receive shares of Common Stock, then at any time after the Commitment Date that the holder hereof proposes to exercise the Warrant in whole or in part then the then existing Exercise Price applicable to such proposed exercise shall be subject to adjustment as follows:

                (1)         If the Effective Price (as defined in Section 3.1(a)(i)(E)) of all Additional Shares of Common Stock issued, or deemed by this Section 3.1(a) to have been issued by the Company, on or before the date of such proposed exercise is less than the then existing Exercise Price, then the then existing Exercise Price shall be reduced automatically to such Effective Price for purposes of the then proposed exercise; moreover, the number of Warrant Shares purchasable upon the exercise of this Warrant shall be adjusted as of the date of such proposed exercise to be equal to that number determined by multiplying the number of Warrant Shares issuable upon exercise immediately prior to such adjustment by a fraction, of which the numerator is the sum of the number of shares of Common Stock outstanding immediately after the adjustment plus the number of Additional Shares of Common Stock issued and deemed issued immediately after the adjustment in effect immediately prior to such adjustment and the denominator is the sum of the number of shares of Common Stock outstanding immediately prior to such adjustment plus the number of Additional Shares of Common Stock issued and deemed issued immediately prior to such adjustment; and

                (2)         If the Effective Price as determined in accordance with (1) above is equal to or greater than the then existing Exercise Price, then no adjustment shall be made to the then existing Exercise Price for purposes of the then proposed exercise. If the number of Warrant Shares purchasable upon the exercise of this Warrant as determined in accordance with (1) above is equal to or less than the then existing number of Warrant Shares subject to this Warrant, then no adjustment shall be made to the then existing number of Warrant Shares subject to this Warrant for purposes of the then proposed exercise.

                 (B)         For the purpose of making any adjustment required under this Section 3.1(a)(i), the consideration received by the Company for any issue or sale of securities shall (aa) to the extent it consists of cash, be computed at the net amount of cash received by the Company after deduction of any underwriting, investment banking or similar commissions, compensation, or concessions paid or allowed by the Company in connection with such issue or sale, (bb) to the extent it consists of property other than cash, be computed at the fair value of that property as determined in good faith by the Board of Directors, and (cc) if Additional Shares of Common Stock, Convertible Securities or rights or options to purchase either Additional Shares of Common Stock or Convertible Securities are issued or sold together with other stock or securities or other assets of the Company for a consideration which covers both, be computed as the portion of the consideration so received that may be reasonably determined in good faith by at least a majority of the members of the Board of Directors to be allocable to such Additional Shares of Common Stock, Convertible Securities or rights or options.

                (C)         For the purpose of the adjustment required under this Section 3.1(a)(i), the Company shall be deemed to have issued immediately prior to such adjustment the maximum number of Additional Shares of Common Stock issuable upon exercise or conversion of the then outstanding Convertible Securities and to have received as consideration for the issuance of such shares an amount equal to the total amount of the consideration, if any, received by the Company for the issuance of such Convertible Securities, plus the minimum amounts of consideration, if any, payable to the Company (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) upon the conversion thereof.

                (D)         For the purpose of the adjustment required under this Section 3.1(a)(i), if at the time of such adjustment there are then outstanding any rights or options for the purchase of Convertible Securities, then in each such case the Company shall be deemed to have issued at the time of such adjustment the maximum number of Additional Shares of Common Stock issuable upon conversion of the total amount of Convertible Securities covered by such rights or options and to have received as consideration for the issuance of such Additional Shares of Common Stock an amount equal to the amount of consideration, if any, received by the Company for the issuance of such rights or options, plus the minimum amounts of consideration, if any, payable to the Company upon the exercise of such rights or options and plus the minimum amount of consideration, if any, payable to the Company upon the conversion of such Convertible Securities.

                (E)         "Additional Shares of Common Stock" shall mean as of any date on which the holder of this Warrant proposes to exercise this Warrant in whole or in part all shares of Common Stock issued by the Company and deemed by this Paragraph 3.1(a)(i) to have been issued by the Company after the Commitment Date and on or before such proposed exercise date, whether or not subsequently reacquired or retired by the Company. The "Effective Price" of Additional Shares of Common Stock shall mean as of any date on which the holder of this Warrant proposes to exercise this Warrant in whole or in part the quotient determined by dividing the total number of Additional Shares of Common Stock issued or sold or deemed to have been issued or sold under this Section 3.1(a)(i) after the Commitment Date and on or before such proposed exercise date into the aggregate consideration received, or deemed to have been received under this Section 3.1(a)(i), by the Company for such issue of such Additional Shares of Common Stock.

                (ii)        Stock Dividends, etc.   If the number of shares of Common Stock outstanding at any time after the Commitment Date is increased by a stock dividend payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock, then immediately after the record date fixed for the determination of holders of Common Stock entitled to receive such stock dividend or the effective date of such subdivision or split-up, as the case may be, the Exercise Price shall be appropriately reduced and the number of Warrant shares proportionately increased so that the holder of this Warrant shall be entitled to receive the number of shares of Common Stock of the Company which the holder would have owned immediately following such action had this Warrant been exercised immediately prior thereto upon payment of the aggregate consideration therefor based upon the Exercise Price in effect immediately prior to such action.

                (iii)         Combination of Stock.   If the number of shares of Common Stock outstanding at any time after the Commitment Date is decreased by a combination of the outstanding shares of Common Stock, then, immediately after the effective date of such combination, the Exercise Price shall be appropriately increased and the number of Warrant Shares proportionately decreased so that the holder of this Warrant shall be entitled to receive the number of shares of Common Stock of the Company which the holder would have owned immediately following such action had this Warrant been exercised immediately prior thereto upon payment of the aggregate consideration therefor based upon the Exercise Price in effect immediately prior to such action.

                (iv)         Adjustments for Other Dividends and Distributions.   In the event the Company at any time or from time to time after the Commitment Date makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Company other than shares of Common Stock or rights or options for the purchase of, or other securities convertible into, Common Stock or other assets or property, then and in each such event provision shall be made so that the holder of this Warrant shall receive upon exercise hereof, in addition to the number of shares of Common Stock receivable thereupon, and for no additional consideration, the amount of securities, assets or property of the Company which it would have received had this Warrant been converted into Common Stock on the date of such event and had it thereafter, during the period form the date of such event to and including the Exercise Date, retained such securities, assets or property receivable by it as aforesaid during such period, subject to all other adjustments called for during such period under this Section 3.1(a)(iv).

                (v)         Adjustment for Reclassification, Exchange and Substitution.   In the event that at any time or from time to time after the Commitment Date, the Common Stock issuable upon the exercise of this Warrant is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification, reorganization or otherwise (other than a subdivision or combination of shares or stock dividend or a merger, consolidation, conversion or sale of assets, provided for elsewhere in this Section 3.1(a)), then and in any such event the holder of this Warrant shall have the right thereafter to exercise this Warrant with respect to the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification, reorganization or other change, by holders of the maximum number of shares of Common Stock with respect to which this Warrant could have been exercised immediately prior to such recapitalization, reclassification, reorganization or change, all subject to further adjustment as provided herein.

                (vi)         Mergers, Consolidations or Sales of Assets; Liquidation and Dissolution.   If at any time or from time to time after the Commitment Date there is a merger, conversion or consolidation of the Company with or into a Related Person (regardless of whether the Company is the surviving entity) or with any Person if the Company is the surviving entity or the sale of all or substantially all of the Company's properties and assets to a Related Person, then, as a part of such merger, conversion, consolidation, sale, lease or other disposition, provision shall be made so that the holder of this Warrant shall thereafter be entitled to receive upon exercise of this Warrant the number of shares of stock or other securities or property of the Company, or of the successor corporation resulting from such merger, conversion, consolidation, sale, lease or other disposition, to which a holder of the number of shares of Common Stock deliverable upon exercise would have been entitled on such merger, consolidation, sale, lease or other disposition. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 3.1(a) with respect to the rights of the holder of this Warrant after the reorganization, merger, conversion, consolidation, sale, lease or other disposition to the end that the provisions of this Section 3.1(a) (including adjustment of the Exercise Price then in effect and the number of shares purchasable upon exercise of this Warrant) shall be applicable after that event and be as nearly equivalent as may be practicable. If, however, at any time or from time to time after the Commitment Date there is a merger, conversion or consolidation of the Company with any Person other than a Related Person and such Person is the surviving entity or a sale, lease or other disposition of all or substantially all of the Company's properties and assets to any Person other than a Related Person (any such merger, conversion or consolidation with, or sale, lease or other disposition to, such Person who is not a Related Person being referred to as a "True Sale"), the foregoing provisions of this Section 3.1(a)(vi) shall not apply to such True Sale; rather the Company shall notify the holder of this Warrant of such proposed True Sale at the time and in the manner described in Section 3.1(c) below and shall ensure that the holder of this Warrant shall have the right to exercise this Warrant and participate in such True Sale as a holder of Common Stock. Moreover, if at any time after the Commitment Date the Company proposes (or is required) to liquidate or dissolve, the Company shall notify the holder of this Warrant of such proposed liquidation or dissolution at the time and in the manner described in Section 3.1(c) below and shall ensure that the holder of this Warrant shall have the right to exercise this Warrant in such liquidation or dissolution as a holder of Common Stock.

                (vii)         Timing of Issuance of Additional Common Stock Upon Certain Adjustments.   In any case in which the provisions of this Section 3.1(a) shall require that an adjustment shall become effective immediately after a record date for an event, the Company may defer until the occurrence of such event issuing to the holder of this Warrant upon exercise thereof after such record date and before the occurrence of such event the Additional Shares of Common Stock or other property issuable or deliverable upon exercise by reason of the adjustment required by such event over and above the shares of Common Stock or other property issuable or deliverable upon such exercise before giving effect to such adjustment; provided, however that the Company upon request shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares or other property, and such cash, upon the occurrence of the event requiring such adjustment.

                (b)         Statement Regarding Adjustments.   Whenever the Exercise Price or number of shares subject to this Warrant shall be adjusted as provided in Section 3.1(a), the Company shall forthwith file, at the office of any transfer agent for this Warrant and at the principal office of the Company, a statement showing in detail the facts requiring such adjustment and the Exercise Price or number of shares subject to this Warrant that shall be in effect after such adjustment, and the Company shall also cause a copy of such statement to be sent by mail, first class postage prepaid, to the holder of this Warrant at its address appearing on the Company's records. Each such statement shall be signed by the Company's president or other authorized officer. Where appropriate, such copy may be given in advance and may be included as part of a notice required to be mailed under the provisions of Section 3.1(c).

        In each case of any such adjustment or readjustment, at the request of the holder of this Warrant, the Company at its expense will promptly cause independent certified public accountants of recognized standing selected by the Company (with the consent of the holder of this Warrant in its reasonable discretion) to compute such adjustment or readjustment in accordance with the terms of the Warrant and prepare a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based, (a) the consideration received or receivable by the Company for any Additional Shares of Common Stock (or Other Securities) issued or sold or deemed to have been issued or sold, (b) the number of shares of Common Stock (or Other Securities) outstanding or deemed to be outstanding, and (c) the Purchase Price in effect and number and type of Shares for which the Warrant was exercisable immediately prior to such issue or sale and as each is adjusted and readjusted on account thereof. The Company will forthwith mail a copy of each such certificate to each holder of a Warrant, and will, on the written request at any time of any holder of a Warrant, furnish to the holder a like certificate setting forth the Exercise Price and the number and type of Warrant Shares at the time in effect and showing how it was calculated. As used herein, the term "Other Securities" refers to any stock (other than Common Stock) and other securities of the Company or any other person (corporate or otherwise) which the holder of this Warrant at any time shall be entitled to receive, or shall have received, on the exercise of this Warrant, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities pursuant to this Warrant.

                (c)         Notice to Holders.   In the event the Company shall propose to take any action of the type described in clause (ii), (iii), (iv), (v) or (vi) of Section 3.1(a), the Company shall give notice to the holder of this Warrant, in the manner set forth in Section 3.1(b), which notice shall specify the record date, if any, with respect to any such action and the approximate date on which such action is to take place. Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Exercise Price and the number, kind or class of shares or other securities or property which shall be deliverable or purchasable upon the occurrence of such action or deliverable upon exercise of this Warrant. In the case of any action which would require the fixing of a record date, such notice shall be given at least 30 days prior to the date so fixed, and in case of all other action, such notice shall be given at least 30 days prior to the taking of such proposed action.

                (d)         Costs.   The Company shall pay all documentary, stamp, transfer or other transactional taxes attributable to the issuance or delivery of shares of Common Stock of the Company upon exercise of this Warrant.

                (e)         Reservations of Shares.   The Company shall reserve at all times so long as this Warrant remains outstanding, free from preemptive rights, out of its treasury Common Stock or its authorized but unissued shares of Common Stock, or both, solely for the purpose of effecting the exercise of this Warrant, sufficient shares of Common Stock to provide for the exercise hereof.

                (f)         Approvals.   If any shares of Common Stock to be reserved for the purpose of exercise of this Warrant require registration with or approval of any governmental authority under any Federal or state law before such shares may be validly issued or delivered upon exercise, then the Company will in good faith and as expeditiously as possible endeavor to secure such registration or approval, as the case may be.

                (g)         Valid Issuance.   All shares of Common Stock which may be issued upon exercise of this Warrant will upon issuance by the Company be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof and the Company shall take no action which will cause a contrary result (including without limitation, any action which would cause the Exercise Price to be less than the par value, if any, of the Common Stock).

                (h)         No Dilution or Impairment.   The Company will not, by amendment of its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of the Warrant against dilution or other impairment. Without limiting the generality of the foregoing, the Company (a) will not increase the par value of any shares of stock receivable on the exercise of the Warrant above the amount payable therefor on such exercise, (b) will at all times reserve and keep available out of its authorized capital stock, solely for the purpose of issue upon exercise of this Warrant as herein provided, such number of shares of Common Stock as shall then be issuable upon exercise of this Warrant in full and shall take all such action as may be necessary or appropriate in order that all shares of Common Stock that shall be so issuable shall be duly and validly issued and fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof, (c) will not effect a subdivision or split-up of shares or similar transaction with respect to any class of the Common Stock without effecting an equivalent transaction with respect to all other classes of Common Stock, and (d) will not issue any capital stock of any class which is preferred as to dividends or as to the distribution of assets upon voluntary or involuntary dissolution, liquidation or winding up, unless the rights of the holders thereof shall be limited to a fixed sum or percentage of par value in respect of participation in dividends and in any such distribution of assets.

                (i)         Financial Information.   Prior to the exercise or expiration of the right to exercise this Warrant the Company shall furnish to the holder of the Warrant the same information at the same time as the Company furnishes to its holders of Common Stock.

ARTICLE IV.
TERMS DEFINED

        As used in this Warrant, unless the context otherwise requires, the following terms have the respective meanings set forth below or in the Section indicated:

        Additional Shares of Common Stock -- shall have the meaning set forth in Section 3.1(a)(i)(E).

        Approved Independent Engineer -- shall mean an independent petroleum engineer selected by the Company and acceptable to the holder of this Warrant, in its sole and absolute discretion.

        Board of Directors -- the Board of Directors of the Company.

        Common Stock -- shall have the meaning set forth in the Preamble to this Warrant.

        Company -- ENERGY SEARCH, INCORPORATED, a Tennessee corporation, and its successors and assigns and any other corporation or Person assuming or required to assume the obligations undertaken in connection with this Warrant.

        Credit Agreement -- shall mean that certain Credit Agreement, dated as of June ___, 1999, between Company and Southern, as it may be amended, supplemented, restated or otherwise modified from time to time.

        Effective Price -- shall have the meaning set forth in Section 3(a)(i)(E).

        Person -- any individual, corporation, limited liability company, partnership, trust, organization, association or other entity.

        Related Person -- with respect to any merger or consolidation or sale of assets by the Company described in Section 3.1(a)(vi), a Person who immediately after giving effect to such merger, consolidation or sale has over 50% of such Person's issued and outstanding voting securities directly or indirectly owned by Persons who were shareholders of the Company immediately prior to such merger, consolidation or sale.

        Securities Act -- the Securities Act of 1933, as amended.

        Warrant -- this Warrant and any Warrant delivered in accordance with Sections 1.1, 2.3 or 6.8.

        Warrant Office -- as defined in Section 2.1.

        Warrant Shares -- the shares of Common Stock into which this Warrant is exercisable from time to time.

        All capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in that certain Credit Agreement, as if such terms were fully incorporated herein; provided, however, that in the event the Credit Agreement has been terminated or ceases to be in full force and effect, such terms shall have the meanings ascribed to them in the Credit Agreement immediately prior to the time the Credit Agreement has been terminated or ceases to be in full force and effect. Each of the Company and the holder of this Warrant acknowledges that it has received and reviewed a copy of the Credit Agreement.

ARTICLE V.
COVENANT OF THE COMPANY

        5.1         Binding on Successors.   The Company covenants and agrees that this Warrant shall be binding upon any corporation succeeding to the Company by merger, consolidation or acquisition of all or substantially all of the Company's assets.

ARTICLE VI.
MISCELLANEOUS

        6.1         Entire Agreement.   This Warrant, the Shareholder Agreement, the Credit Agreement (including the Exhibits and Schedules thereto) and the Loan Documents contain the entire agreement between the holder hereof and the Company with respect to the shares which it can purchase upon exercise hereof and supersedes all prior arrangements or understanding with respect thereto.

        6.2         GOVERNING LAW   THIS WARRANT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES.

        6.3         Waiver and Amendment.   Any term or provision of this Warrant may be waived at any time by the party which is entitled to the benefits hereof and any term or provision of this Warrant may be amended or supplemented at any time by agreement of the holder hereof and the Company, except that any waiver of any term or condition, or any amendment or supplementation, of this Warrant must be in a writing signed by the holder of this Warrant. A waiver of any breach or failure to enforce any of the terms or conditions of this Warrant shall not in any way effect, limit or waive a party's rights hereunder at any time to enforce strict compliance thereafter with every term or condition of this Warrant.

        6.4         Illegality.   In the event that any one or more of the provisions contained in this Warrant shall be determined to be invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in any other respect and the remaining provisions of this Warrant shall not, at the election of the party for whom the benefit of the provision exists, be in any way impaired.

        6.5         File of Warrant.   A copy of this Warrant shall be filed among the records of the Company.

        6.6         Notice.   Any notice or other document required or permitted to be given or delivered to the holder hereof shall be delivered at, or sent by certified or registered mail to, each such holder at the last address shown on the books of the Company maintained at the Warrant Office for the registration of and the registration of transfers of this Warrant or at any more recent address of which the holder hereof shall have notified the Company in writing. Any notice or other document required or permitted to be given or delivered to the Company under this Warrant shall be delivered at, or sent by certified or registered mail to, the office of the Company at the Warrant Office or such other address within the continental United States as shall have been furnished by the Company to the holders of this Warrant. Any notice given under this Warrant shall be deemed given and delivered on the date hand delivered, or three (3) business days following the date deposited in the U.S. Mail by first class registered or certified mail (return receipt requested), or when receipt is confirmed by an individual if sent by legible telex or telecopy.

        6.7         Limitation of Liability.   No provision hereof, in the absence of affirmative action by the holder hereof to purchase shares of Common Stock, and no mere enumeration herein of the rights or privileges of the holder hereof, shall give rise to any liability of such holder for the purchase price of any shares of Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

        6.8         Loss, Destruction, etc. of Warrant.   Upon receipt of evidence satisfactory to the Company of the loss, theft, mutilation or destruction of this Warrant, and in the case of any such loss, theft or destruction, upon delivery of a bond of indemnity in such form and amount as shall be reasonably satisfactory to the Company, or in the event of such mutilation upon surrender and cancellation of this Warrant, the Company will make and deliver a new Warrant, of like tenor, in lieu of such lost, stolen, destroyed or mutilated Warrant; provided, however, that the original recipient of this Warrant shall not be required to provide any such bond of indemnity and may in lieu thereof provide its agreement of indemnity. Any Warrant issued under the provisions of this Section 6.8 in lieu of any warrant alleged to be lost, destroyed or stolen, or in lieu of any mutilated Warrant, shall constitute an original contractual obligation on the part of the Company.

        6.9         Remedies.   The Company stipulates that the remedies at law of the holder of this Warrant in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate, and that such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

        6.10         Registration of Common Stock.   All shares of Common Stock delivered to Southern pursuant to the terms of this Warrant must be fully registered under the Securities Act and any applicable state securities laws.

        6.11.         Forum Selection and Consent to Jurisdiction.   ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS WARRANT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF SOUTHERN OR COMPANY SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE

STATE OF TEXAS OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF TEXAS; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT SOUTHERN'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. COMPANY HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF TEXAS AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF TEXAS FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION. COMPANY FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF TEXAS. COMPANY HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT COMPANY HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OF FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, BORROWER HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS WARRANT.

        6.12.         Waiver of Jury Trial.   SOUTHERN AND COMPANY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS WARRANT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF SOUTHERN OR COMPANY. COMPANY ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR SOUTHERN ENTERING INTO THIS WARRANT.

        IN WITNESS WHEREOF, the Company has caused this Warrant to be executed and delivered by one of its duly authorized officers in its corporate name.

DATED: June 23, 1999	ENERGY SEARCH, INCORPORATED By: Name: Charles P. Torrey, Jr. Title: Chief Executive Officer

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